UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake, Virginia 23320
(Address of principal executive offices) (Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On September 18, 2017, Dollar Tree, Inc. (the “Company”) announced certain executive management transitions, including the appointment of Bob Sasser as Executive Chairman of the Board of Directors, Gary M. Philbin as President and Chief Executive Officer and director and Macon F. Brock, Jr. as Chairman Emeritus effective September 18, 2017.

Specifically, in connection with the foregoing events, and to assist with Mr. Philbin’s transition to the President and Chief Executive Office role, on September 18, 2017, the Board of Directors appointed Mr. Sasser as Executive Chairman of the Board of Directors, having served as Chief Executive Officer and director since 2004.

Also in connection with the foregoing events, Mr. Philbin was appointed as the Company’s President and Chief Executive Officer and as a director of the Company on September 18, 2017. Mr. Philbin, age 60, became the Enterprise President of the Company on December 30, 2016. Previously, he served as the President and Chief Operating Officer of Family Dollar Stores from July 2015 to December 2016. From June 2013 to July 2015, he was the President and Chief Operating Officer of the Company. From March 2007 to June 2013, he was the Chief Operating Officer of the Company. He previously served as the Company’s Senior Vice President of Stores since December 2001. He joined Dollar Tree after a thirty-year career in the retail grocery industry, including senior executive level positions with Grand Union, SuperValu and A&P. Mr. Philbin’s career started with the Kroger Company where he held increasing positions of responsibility over a twenty year career.

In connection with the foregoing, on September 18, 2017 Mr. Philbin received (i) an increase to his base salary to $1,400,000, (ii) $1,080,000 of performance-based restricted stock units that vest ratably over three years beginning on the anniversary of the grant date if the Company achieves 80% of target operating income in the fourth fiscal quarter of 2017 and (iii) a long-term performance plan target award of $500,000, divided equally between cash and restricted stock units, of which Mr. Philbin has the opportunity to earn between zero percent (0%) and two hundred percent (200%) based on performance against a two-year cumulative operating income goal for the period beginning on February 4, 2018 and ending on February 1, 2020. In addition, Mr. Philbin’s annual incentive cash bonus opportunity was supplemented with an additional target payout amount of $229,800, which is the equivalent of 140% of his revised base salary for the period between September 18, 2017 and the end of the current fiscal year.

Mr. Philbin is not expected to be named to any committees.

Also, in connection with the foregoing events, Mr. Brock was appointed as Chairman Emeritus, having served as Chairman of the Company’s Board of Directors since 2001 and a director since 1986. He also served as the Company’s Chief Executive Officer from 1993 to 2003.

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
On September 18, 2017, in connection with the foregoing events, the Board of Directors of the Company amended the Company’s bylaws (the “Bylaws”), effective immediately. The amendment revises Article III, Section 2 of the Bylaws to increase the number of directors from eleven (11) to twelve (12).

The text of the Bylaws as amended is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On September 18, 2017, the Company issued a press release announcing the foregoing executive management transition. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this item, including that incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the

Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

3.1    Amended Bylaws of Dollar Tree, Inc.

99.1    Press release dated September 18, 2017 issued by Dollar Tree, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: September 18, 2017	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBITS

Exhibit 3.1 - Amended Bylaws of Dollar Tree, Inc.

Exhibit 99.1 - Press release dated September 18, 2017 issued by Dollar Tree, Inc.